United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 23, 2008
(Date of earliest event reported)

Applied Signal Technology, Inc. (Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	000-21236 (Commission file number)	77-0015491 (I.R.S. Employer Identification No.)
400 West California Ave., Sunnyvale, CA 94086 (Address of principal executive offices)
(408) 749-1888 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 23, 2008, Applied Signal Technology, Inc. (the “Company”), entered into a Severance Agreement and General Release of Claims (the “Agreement”) with Gary L. Yancey, its former Chief Executive Officer and Chairman of the Board. As previously announced by the Company, Mr. Yancey resigned as Chairman and Chief Executive Officer and as a member of the Board of Directors effective May 1, 2008, and will be leaving the Company as of May 30, 2008.

Pursuant to the terms of the Agreement, the Company will provide to Mr. Yancey certain separation benefits as a result of the termination of his employment. These benefits are payable to Mr. Yancey pursuant to his participation in the Company’s Executive Retention and Severance Plan of August 19, 2004. Subject to Mr. Yancey’s execution of and compliance with a restrictive covenants agreement and general release of claims, the Company will pay to Mr. Yancey in monthly installments an amount equal to 24 months of his base salary and 100% of his annual bonus, with the bonus determined as the aggregate amount that would be earned by him during fiscal 2008 if all applicable performance goals were achieved. The Company will continue health and other similar benefits until Mr. Yancey reaches age 65. Under the Agreement, all outstanding but unvested options to purchase Company common stock and all unvested restricted stock awards held by Mr. Yancey will vest in full immediately prior to the date of termination of employment. In addition, the period of exercisability of any vested stock options held by Mr. Yancey has been extended to two years from the date of termination of employment or expiration of the individual option grant, whichever occurs first.

In consideration for these benefits, Mr. Yancey has granted to the Company a release of claims. Mr. Yancey has also agreed, under a Restrictive Covenants Agreement with the Company, that for a period of two (2) years following the date of termination of his employment, he will not, directly or indirectly, engage in certain activities with identified competitors to the Company, nor solicit employees to terminate their employment with the Company or induce third parties to cease doing business with the Company.

A copy of the Agreement is attached hereto as Exhibit 10.61.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
Exhibit 10.61	Severance Agreement and General Release of Claims between Applied Signal Technology, Inc. and Gary L. Yancey.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2008	Applied Signal Technology, Inc. By: /s/ James E. Doyle James E. Doyle Chief Financial Officer

Exhibit 10.61

Applied Signal Technology, Inc.
Severance Agreement and General Release of Claims

Gary L. Yancey (“Employee”) has been employed by Applied Signal Technology, Inc. (the “Company”) as its President and Chief Executive Officer since in or about January 1984. The Company has now decided to terminate Employee involuntarily. It is the Company’s desire to provide Employee with certain separation benefits and to resolve any claims that Employee has or may have against the Company. Accordingly, Employee and the Company agree as set forth below. This Agreement will become effective on the eighth day after it is signed by Employee (the “Effective Date”), provided that Employee has not revoked this Agreement (by written notice to the Chairman of the Company’s Board of Directors) prior to that date.

The Company and Employee agree that the Company terminated Employee’s employment involuntarily effective as of May 30, 2008 (the “Separation Date”). Employee hereby confirms his resignation from any positions that he held as an officer of the Company (including the positions of President and Chief Executive Officer), effective as of May 1, 2008, and also hereby confirms his resignation from any positions that he held as an officer, director, or employee of any direct or indirect subsidiary of the Company effective as of the Separation Date.

Employee is a participant in the Company’s Executive Retention and Severance Plan of August 19, 2004 (the “Plan”). Subject to Employee’s execution of and compliance with the Restrictive Covenants Agreement between the parties that is attached hereto as Exhibit A, and his compliance with the terms of this Agreement, the Company will provide Employee with the following after the Effective Date:

(a) the severance benefits described in Section 4.1(b) of the Plan, provided that Section 4.1(b)(2) is replaced with the benefits set forth in Section 6.2(b) of the Plan, and Section 6.4 of the Plan (relating to indemnification and insurance), and provided that the provision of benefits under Section 6.2(b) of the Plan will continue, upon the same terms and subject to the same conditions, until Employee reaches age 65;

(b) with respect to any equity awards previously granted to Employee by the Company that remain fully or partially unvested as of the Separation Date (including any stock option or restricted stock awards), the vesting of such awards shall accelerate and all such awards shall become fully vested as of the Separation Date;

(c) with respect to any stock options previously granted to Employee by the Company that remain unexercised as of the Separation Date, the period in which Employee may exercise such options shall be extended until the earlier of (i) the date that is two years after the Separation Date, or (ii) the date on which each particular option expires by its terms; and

(d) the Company and Employee will enter into the Consulting Agreement that is attached hereto as Exhibit B, and so long as such agreement remains in effect, the Company will make reasonable efforts to assist Employee in the retention of his current security clearance.

To the extent that all or any portion of the Company’s payment or reimbursement to the Employee for the cost of the Company’s obligation to provide health benefits pursuant to Section 4.1(b)(2) or health, life insurance or long-term disability benefits pursuant to Section 6.2(b) (in either case, the “Company-Provided Benefits”) would exceed an amount for which, or continue for a period of time in excess of which, such Company Provided Benefits would qualify for an exemption from treatment as Section 409A Deferred Compensation, the Company shall, for the duration of the applicable Severance Benefit Period, pay or reimburse the Employee for the applicable Company-Provided Benefits in an amount not to exceed $50,000 per calendar year or any portion thereof included in the Severance Benefit Period. The amount of Company-Provided Benefits furnished in any taxable year of the Employee shall not affect the amount of Company-Provided Benefits furnished in any other taxable year of the Employee. Any right of a Employee to Company-Provided Benefits shall not be subject to liquidation or exchange for another benefit. Any reimbursement for Company-Provided Benefits to which a Employee is entitled shall be paid no later than the last day of the Employee’s taxable year following the taxable year in which the Employee’s expense for such Company-Provided Benefits was incurred.

In addition to any other remedies available to the Company, Section 4.1(c) of the Plan shall apply in the event of any breach of Exhibit A (the Restrictive Covenants Agreement) by Employee. Employee acknowledges that he has been paid all wages (including any unused vacation/paid time off) that Employee earned during his employment with the Company. Employee shall be entitled to a pro rated bonus payment, if any, pursuant to Section 7.1 of the Annual Incentive Plan for the Company’s executive officers for the fiscal year ending October 31, 2008.

Employee further acknowledges and agrees that he is not entitled to any payments or benefits under the Plan except as described herein. Employee understands and acknowledges that he shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this paragraph 3.

Employee and his successors release the Company, its parents, divisions, subsidiaries, and affiliated entities, and each of their respective current and former shareholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which Employee signs this Agreement, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. Notwithstanding the foregoing, this release of claims shall not apply to (a) any right of Employee pursuant to Section 6.4 of the Plan or pursuant to a Prior Indemnity Agreement (as such term is defined by the Plan), which rights shall remain in effect, or (b) any rights or claims that cannot be released by Employee as a matter of law, including, but not limited to, any claims for indemnity under California Labor Code section 2802.

Employee acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Employee waives any rights that he has or may have under section 1542 (or any similar provision of the laws of any other jurisdiction) to the full extent that he may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that he has or may have against the parties listed above.

Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of any proprietary rights, assignment of inventions, and/or confidentiality agreements between the Company and Employee. Promptly following his execution of this Agreement, Employee will return to the Company, in good working condition, all Company property and equipment that is in Employee’s possession or control, including, but not limited to, any files, records, computers, computer equipment, cell phones, credit cards, keys, programs, manuals, business plans, financial records, and all documents (and any copies thereof) that Employee prepared or received in the course of his employment with the Company.

Employee agrees that he will not, at any time in the future, make any critical or disparaging statements about the Company, its products or its employees, unless such statements are made truthfully in response to a subpoena or other legal process.

In the event of any dispute or claim between Employee and the Company, including any dispute or claim concerning this Agreement, the parties’ employment relationship, or the termination of that relationship, Employee and the Company agree that all such disputes/claims shall be resolved exclusively by binding arbitration as described in Section 13 of the Plan. The parties hereby irrevocably waive their respective rights to have any such disputes tried to a court or jury.

If any provision of this Agreement is deemed invalid, illegal, or unenforceable, that provision will be modified so as to make it valid, legal, and enforceable, or if it cannot be so modified, it will be stricken from this Agreement, and the validity, legality, and enforceability of the remainder of the Agreement shall not in any way be affected. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any stock option, restricted stock, or stock purchase agreements between the parties and any other agreements described herein, which agreements shall remain in full force and effect except to the extent modified by this Agreement. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee.

EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS THAT HE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER HE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. EMPLOYEE ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE SEVERANCE BENEFITS DESCRIBED IN PARAGRAPH 3.

Date: May 23, 2008	/s/ Gary L. Yancey Gary L. Yancey
Date: May 23, 2008	Applied Signal Technology, Inc. By: /s/ John P. Devine John P. Devine Acting Chairman of the Board

About Applied Signal Technology, Inc.

Applied Signal Technology, Inc. provides advanced digital signal processing products, systems and services in support of intelligence, surveillance, and reconnaissance for global security. For further information about Applied Signal Technology visit our website at www.appsig.com.